ELEVENTH AMENDED & RESTATED BYLAWS
OF
ITC HOLDINGS CORP.
These bylaws (these “Bylaws”) are the Bylaws of ITC Holdings Corp. (the “Corporation”), a Michigan corporation.
ARTICLE I
OFFICES
1.01    Registered Office. The registered office of the Corporation shall be located within the State of Michigan as set forth in the Corporation's Articles of Incorporation (the “Articles of Incorporation”). The board of directors of the Corporation (the “Board”) may at any time change the registered office by making the appropriate filing with the Michigan Department of Licensing and Regulatory Affairs.
1.02    Principal Office. The principal office of the Corporation shall be in Novi, Michigan, or at such other place as the Board shall from time to time determine.
1.03    Other Offices. The Corporation also may have offices at such other places as the Board from time to time determines or the business of the Corporation requires.
1.04 Registered Agent. The name and address of the Corporation's registered agent shall be as set forth in the Corporation's Articles of Incorporation. The Board may change the registered agent at any time by making the appropriate filing with the Michigan Department of Licensing and Regulatory Affairs.
ARTICLE II
SEAL
2.01    Seal. The Corporation may have a seal in the form that the Board may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed or otherwise reproduced. Documents otherwise properly executed on behalf of the Corporation shall be valid and binding upon the Corporation without a seal whether or not one is in fact designated by the Board.
ARTICLE III
CAPITAL STOCK
3.01    Issuance of Shares. The shares of capital stock of the Corporation (the “Shares”) shall be issued in the amounts, at the times, for the consideration, and on the terms and conditions that the Board shall deem advisable, subject to the Articles of Incorporation of the Corporation, any requirements of the laws of the state of Michigan and any written agreement among the

Corporation and one or more Shareholders (as defined below) of the Corporation (any such agreement, a “Shareholder Agreement”).
3.02    Certificates for Shares. Certificated Shares shall be represented by certificates signed by one of the chairperson of the Board (the “Chairperson of the Board”), the Chief Executive Officer, the President or a Vice President, and also may be signed by the Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile of it, and countersigned and registered in such manner, if any, as the Board may by resolution prescribe. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she had not ceased to be such officer at the date of issuance. A certificate representing Shares shall state on its face that the Corporation is formed under the laws of the state of Michigan and shall also state the name of the person to whom it is issued, the number and class of Shares and the designation of the series, if any, that the certificate represents, and any other provisions, legends or notations that may be required by the laws of the state of Michigan or under any Shareholder Agreement. Notwithstanding the foregoing, the Board may authorize the issuance of some or all of the Shares without certificates to the fullest extent permitted by law. Within a reasonable time after the issuance or transfer of Shares without certificates, the Corporation shall send the shareholders of the Corporation (the “Shareholders”) a written statement of the information required on certificates by applicable law.
3.03    Transfer of Shares. Subject to the provisions of any Shareholder Agreement, certificated Shares are transferable only on the books of the Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of the certificate for the Shares, properly endorsed for transfer, and the presentation of the evidences of ownership and validity of the assignment that the Corporation may require. Transfers of uncertificated Shares shall be made by such evidence of ownership and validity as the Corporation or its agents may reasonably require and in compliance with the provisions of any Shareholder Agreement.
3.04    Registered Shareholders. The Corporation shall be entitled to treat the person in whose name any Share of stock is registered as the owner of it for the purpose of dividends, other distributions, recapitalizations, mergers, plans of share exchange, reorganizations and liquidations, for the purpose of votes, approvals and consents by Shareholders, for the purpose of notices to Shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in the Shares by any other person, whether or not the Corporation shall have notice of it, except as expressly required by the laws of the state of Michigan.
3.05    Lost or Destroyed Certificates. On the presentation to the Corporation of a proper affidavit attesting to the loss, destruction, or mutilation of any certificate or certificates for Shares and such other evidence as the Corporation or its transfer agent may require, the Board, or any officer to whom authority is delegated, shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed, or mutilated. The Corporation may require as conditions precedent to the issuance of new certificates (a) a bond or agreement of indemnity, in the form and amount and with or without sureties, as the Board, or any officer to whom authority is delegated, may direct or approve and (b) an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary.
3.06    Transfer Agents and Registrars. The Board may, in its discretion, appoint one or more banks or trust companies as the Board may deem advisable, from time to time, to act as transfer agents and registrars of the Shares, and upon such appointments being made, no certificate representing Shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.
ARTICLE IV
SHAREHOLDERS; MEETINGS OF SHAREHOLDERS
4.01    Place of Meetings. All meetings of Shareholders shall be held at the principal office of the Corporation or at any other place that shall be determined by the Board and stated in the meeting notice or, at the direction of the Board to the extent permitted by applicable law, may be held by remote communication if stated in the meeting notice, but in no event shall such meetings be held within the country of Canada.
4.02 Annual Meeting. The annual meeting of the Shareholders shall be held at such time as the Board may select. Directors shall be elected at each annual meeting and such other business transacted as may properly be brought before the meeting. The Board acting by resolution may postpone and reschedule any previously scheduled annual meeting of the Shareholders. Any annual meeting of the Shareholders may be adjourned by the person presiding at the meeting or pursuant to a resolution of the Board.
4.03    Special Meetings. Special meetings of the Shareholders may be called by the Board or the Chief Executive Officer (or, if the Chief Executive Officer is unable to act, the President may so act), and shall be called by the Chief Executive Officer or the Secretary in accordance with the written request of the holders of record of at least 10% of the Shares issued and outstanding and entitled to vote. Business transacted at a special meeting of the Shareholders shall be limited to the purposes stated in the notice of such meeting.
4.04 Notice of Meetings. Except as otherwise provided by statute, written notice of the time, place, if any, and purposes of a Shareholders’ meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each Shareholder entitled to vote at the meeting, either personally or by mailing the notice to such Shareholder’s address as it appears on the books of the Corporation or at such other address as shall be furnished in writing by such Shareholder to the Corporation for such purpose, or by a form of electronic transmission to which the Shareholder has consented. The notice shall include notice of proposals from Shareholders that are proper subjects for Shareholder action and are intended to be presented by Shareholders who have so notified the Corporation in accordance with applicable law. The means of remote communication shall be included in the notice. No notice need be given of an adjourned meeting of the Shareholders provided that the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting the only business to be transacted is business that might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to notice on the new record date as provided in this Section 4.04.
4.05    List of Shareholders. The Secretary or the agent of the Corporation having charge of the stock transfer records for Shares shall, in accordance with applicable law make and certify a complete list of the Shareholders entitled to vote at Shareholders’ meetings and provide an updated copy of such list to each Shareholder promptly upon any change thereto. The list shall be produced at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the entire meeting. If a meeting will be held solely by remote communication, the Corporation shall make the list open to examination by the Shareholders for the duration of the meeting on a reasonably accessible electronic network, and the notice of the meeting shall include the information required to access the list.
4.06    Quorum; Adjournment; Attendance by Remote Communication. (a) Unless a greater or lesser quorum is required in any Shareholder Agreement, the Articles of Incorporation or by the laws of the state of Michigan, the Shareholders present at a meeting in person or by proxy who, as of the record date for the meeting, were holders of a majority of the outstanding Shares entitled to vote at the meeting, shall constitute a quorum at the meeting.
(b)Whether or not a quorum is present, a meeting of Shareholders may be adjourned by holders of a majority vote of the Shares present in person or by proxy.
(c)To the extent permitted by applicable law, Shareholders and proxy holders not physically present at a meeting of Shareholders may participate in the meeting by means of remote communication, are considered present in person for all relevant purposes when participating by such means of remote communication, and may vote at the meeting.
(d)A Shareholder or proxy holder may be present and vote at the adjourned meeting by means of remote communication if he or she was permitted to be present and vote by that means of remote communication in the original meeting notice.
4.07    Proxies. A Shareholder entitled to vote at a Shareholders’ meeting or to express consent or to dissent without a meeting may authorize other persons to act for the Shareholder by proxy. A proxy shall be in writing and shall be signed by the Shareholder or the Shareholder’s authorized agent or representative or shall be transmitted electronically to the person who will hold the proxy or to an agent fully authorized by the person who will hold the proxy to receive that transmission and include or be accompanied by information from which it can be determined that the electronic transmission was authorized by the Shareholder. A complete copy, pdf, or other reliable reproduction of the proxy may be substituted or used in lieu of the original proxy for any purpose for which the original could be used. A proxy shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the Shareholder executing it except as otherwise provided by the laws of the state of Michigan.
    4.08    Voting. Each outstanding Share is entitled to one vote on each matter submitted to a vote, unless the Articles of Incorporation provide otherwise. Votes may be cast orally or in writing, but if more than 25 Shareholders of record are entitled to vote, then votes shall be cast in writing signed by the Shareholder or the Shareholder’s proxy. When an action, other than the election of directors, is to be taken by a vote of the Shareholders, it shall be authorized by a majority of the votes cast by the holders of Shares entitled to vote on it, unless a greater vote is required by the Articles of Incorporation or by the laws of the state of Michigan. Except as otherwise provided by the Articles of Incorporation or any Shareholder Agreement, directors shall be elected by a plurality of the votes cast by holders of common stock of the Corporation at any election.
4.09    Conduct of Meeting. The chairperson of each meeting of Shareholders shall be the Chairperson of the Board, or if the Chairperson of the Board is not present, the Chief Executive Officer, or if the Chief Executive Officer is not present, the President, or if the President is not present, a chairperson to be chosen at the meeting. The chairperson shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting which are fair to Shareholders. The chairperson of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto may be accepted. The Secretary, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of the meeting, if present.
ARTICLE V
MANAGEMENT; BOARD, MEETINGS OF BOARD
5.01 Management of the Corporation. The business and affairs of the Corporation shall be managed by or under the direction of the Board; provided, that the acts, expenditures, decisions and obligations made or incurred by the Corporation (or any subsidiary of the Corporation) in any agreement among all of the Shareholders and the Corporation in place from time to time, in the Articles of Incorporation, or by Michigan Law, in each case, shall be proposed by the Board and approved by the Shareholders.
5.02 Number and Qualifications. Subject to the provisions of any Shareholder Agreement, the Board shall consist of not more than thirteen directors as shall be fixed from time to time by the Shareholders. Directors need not be residents of Michigan nor Shareholders of the Corporation. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
5.03 Election, Resignation, and Removal. Directors shall be elected by the Shareholders     at each annual Shareholders’ meeting in compliance with the provisions of any Shareholder Agreement. Subject to the provisions of any Shareholder Agreement, each director shall hold office until the next annual Shareholders’ meeting and until the director’s successor is elected and qualified, or until the director’s resignation or removal. Unless otherwise provided in the Articles of Incorporation, a director may resign by written notice to the Corporation. The resignation is effective on its receipt by the Corporation or at a subsequent time as set forth in the notice of resignation. A director may be removed, with or without cause, by the Shareholders, and thereupon the term of the director or directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board, to be filled by the Shareholders. Whenever the holders of any class or series or any particular Shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation or any Shareholder Agreement,

the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding Shares of that class or series or such particular Shareholders, as applicable, and not to the vote of the outstanding Shares as a whole.
5.04 Vacancies. Vacancies in the Board occurring by reason of death, resignation, increase in the number of directors, or otherwise, other than removal of a director with or without cause by a vote of the Shareholders, shall be filled by the Shareholders as provided in any Shareholder Agreement. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs.
5.05 Meetings. Meetings of the Board shall be held at such place as may from time to time be fixed by resolution of the Board, or as may be specified in the notice for the applicable meeting or in a waiver of notice thereof. Regular meetings of the Board may be held at the times and places (or by remote communication) that the majority of the directors may from time to time determine at a prior meeting, but in no event shall such meetings be held within the country of Canada. Special meetings of the Board may be called by the Chairperson of the Board (if the office is filled) or the Chief Executive Officer (or, if the Chief Executive Officer is unable to act, the President may so act), and shall be called by the Chief Executive Officer or Secretary in accordance with the written request of any three directors.
5.06 Notice of Meetings. Regular and special meetings of the Board shall be convened by not less than three days’ written notice, which may be made through electronic communication and the notice shall state the time, place, and purpose or purposes of the meeting.
5.07 Quorum. Subject to the provisions of any Shareholder Agreement, a majority of the Board then in office, or of the members of a Board committee, constitutes a quorum of the Board or such committee, as applicable, for the transaction of business; provided, that to the extent that a vote on any action of the Board or such committee, as applicable, at such meeting requires the approval of a director designated by a particular Shareholder under any Shareholder Agreement, such quorum shall include at least one director designated by such Shareholder; provided, further, that if at any meeting of the Board or such committee there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall have been obtained. The vote of a majority of the directors or members of a committee thereof present at any meeting at which there is a quorum constitutes the action of the Board or of the board committee, as applicable, except when a larger vote may be required by the laws of the state of Michigan or the provisions of any Shareholder Agreement; provided, that to the extent that a vote on any action of the Board or such committee at such meeting requires the approval of a director designated by a particular Shareholder under any such Shareholder Agreement, such quorum shall include at least one director designated by such Shareholder. A member of the Board or of a committee designated by the Board may participate in a meeting by conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

5.08 Dissents. A director who is present at a meeting of the Board, or a board committee of which the director is a member, at which action on a corporate matter is taken, is presumed to have concurred in that action unless the director’s dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment of it or forwards the dissent by registered mail to the Secretary promptly after the adjournment of the meeting. The right to dissent does not apply to a director who voted in favor of the action. A director who is absent from a meeting of the Board or a board committee of which the director is a member, at which any such action is taken, is presumed to have concurred in the action unless he or she files a written dissent with the Secretary within a reasonable time after the director has knowledge of the action.
5.09    Compensation. The Board, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors, committee members or officers. The Board shall also have the power, in its discretion, to reimburse directors for reasonable expenses incurred for attendance at each regular or special meeting of the Board, or of any committee of the Board. In addition, the Board shall also have the power, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
5.10 Committees. Subject to the provisions of any Shareholders Agreements, the Board may designate from among its members one or more committees which shall consist of one or more directors. The Board may designate one or more directors as alternate members of any committee to replace an absent or disqualified member at any committee meeting. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them, except to the extent limited by applicable law. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide; provided, that to the extent that a vote on any action of the board committee at such meeting requires the approval of a director designated by a particular Shareholder under any such Shareholder Agreements, such quorum shall include at least one director designated by such Shareholder. The Board shall have power at any time to change the membership of any such committee, to fill vacancies on or to dissolve any such committee.
5.11    Action Without a Meeting. Any action required or permitted at any meeting of directors or a committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the directors or committee members entitled to vote on it consent to it in writing or, to the extent permitted by law, by electronic transmission. Such consents shall be filed with the minutes of the proceedings of the Board or committee, as applicable.
5.12 Observers. One or more non-voting observers to the Board and/or its committees may be selected by the Shareholders. Any such observer shall hold such position until the observer’s successor is selected, or until the observer’s resignation or removal. An observer may resign by written notice to the Corporation. The resignation is effective on its receipt by the Corporation or at a subsequent time as set forth in the notice of resignation. Subject to the provisions of any Shareholder Agreement, an observer may be removed, with or without cause, by the Shareholders, and thereupon the term of the observer who shall have been so removed shall forthwith terminate. Each observer shall be entitled to attend all meetings (including telephonic meetings) of the Board and the Board’s committees to which it has been granted observer rights. Each observer shall be entitled to receive (x) notices of all meetings of the Board and the Board’s committees to which it has been granted observer rights and (y) all information delivered to the members of the Board and the Board’s committees to which it has been granted observer rights in connection with such meetings, in each case to the extent and at the same time such notice and information is delivered to the members of the Board and its committees. Notwithstanding the foregoing, the Chairperson of the Board (if the office is filled) or the Chief Executive Officer (or, if the Chief Executive Officer is unable to act, the President may so act) shall (a) excuse any observer from any portion of a Board meeting or a meeting of its committees to the extent such observer’s participation in such meeting is reasonably likely to adversely affect the attorney/client privilege of the Corporation and its legal advisors and (b) withhold information from any observer delivered to the Board and the Board’s committees to which it has been granted observer rights prior to a meeting of the Board or, as the case may be, such committee, in each case if the Chairperson of the Board (if the office is filled) or the Chief Executive Officer (or, if the Chief Executive Officer is unable to act, the President may so act) believes there is a reasonable likelihood that the receipt of such information by the observer may adversely affect the attorney/client privilege of the Corporation and its legal advisors.
ARTICLE VI
NOTICES AND WAIVERS OF NOTICE
6.01    Notices. All notices of meetings required to be given to Shareholders, directors or observers may be given either personally or by mailing the notice to such Shareholder’s address as it appears on the books of the Corporation or at such other address as shall be furnished in writing by such Shareholder to the Corporation for such purpose, or by a form of electronic transmission to which the Shareholder has consented. The notice shall be deemed to be given at the time it is mailed or otherwise dispatched or, if given by electronic transmission, when electronically transmitted to the person entitled to the notice.
6.02 Waiver of Notice. Notice of the time, place, and purpose of any meeting of Shareholders, directors, or a committee of directors may be waived in writing, including by electronic transmission, either before or after the meeting, or in any other manner that may be permitted by the laws of the state of Michigan. Attendance of a person at any Shareholders’ meeting, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except as follows:
(a)    in the case of a Shareholder, unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or unless with respect to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, the Shareholder objects to considering the matter when it is presented; or

(b)    in the case of a director, unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.
ARTICLE VII
OFFICERS
7.01    Number. The Board shall elect or appoint a Chief Executive Officer, a President, a Secretary, and a Treasurer, and may select a Chairperson of the Board and one or more Vice Presidents, Assistant Secretaries, or Assistant Treasurers, and other officers as it shall deem appropriate, and may define their powers and duties. The Chairperson of the Board shall be a member of the Board. Any two or more of the preceding offices may be held by the same person.
7.02 Term of Office, Resignation, and Removal. An officer shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed, or until his or her resignation or removal. An officer may resign by written notice to the Corporation. The resignation is effective on its receipt by the Corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the Board with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights.
7.03    Vacancies. The Board may fill any vacancies in any office occurring for whatever reason.
7.04    Authority. All officers, employees, and agents of the Corporation shall have the authority and perform the duties to conduct and manage the business and affairs of the Corporation that may be designated by the Board and these Bylaws.
ARTICLE VIII
DUTIES OF OFFICERS
8.01    Chairperson of the Board. The Chairperson of the Board, if the office is filled, shall preside at all meetings of the Shareholders and of the Board at which the Chairperson of the Board is present, and the Chairperson of the Board shall have and perform such other duties as from time to time may be assigned to the Chairperson by the Board.
8.02    Chief Executive Officer. The chief executive officer of the Corporation (the “Chief Executive Officer”) shall see that all orders and resolutions of the Board are carried into effect, and the Chief Executive Officer shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations held by the Corporation, and, subject to the control of the Board, shall have general management and control of the affairs and business of the Corporation. The Chief Executive Officer shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board) and fix their compensation. In the absence or disability of the Chairperson of the Board, or if that office has not been filled, the Chief Executive Officer also shall perform the duties of the Chairperson of the Board as set forth in these

Bylaws. The Chief Executive Officer shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties as from time to time may be prescribed to the Chief Executive Officer by the Board.
8.03    President. The president (the “President”) shall have (a) such powers and duties as may from time to time be prescribed by the Board or the Chief Executive Officer and (b) the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation. The President shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer, unless otherwise designated by the Board.
8.04    Vice Presidents. The vice presidents of the Corporation (the “Vice Presidents”), in order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. The Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties incident to the office of Vice President and as the Board, the Chief Executive Officer or the President may from time to time prescribe.
8.05    Secretary. The secretary of the Corporation (the “Secretary”) shall attend all meetings of the Board and the Shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the Shareholders and the Board, shall keep in safe custody the seal of the Corporation and affix it to any instrument requiring it, and when so affixed it shall be attested to by the signature of the Secretary or by the signature of the Treasurer or an Assistant Secretary, and shall perform such other duties as the Board may from time to time prescribe. The Secretary shall have custody of the stock records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed. The Secretary may delegate any of the duties, powers, and authorities of the Secretary to one or more Assistant Secretaries, unless the delegation is disapproved by the Board.
8.06    Treasurer. The treasurer of the Corporation (the “Treasurer”) shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in the books of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories that may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer may delegate any of his or her duties, powers, and authorities to one or more Assistant Treasurers unless the delegation is disapproved by the Board.
8.07    Assistant Secretaries and Treasurers. The assistant secretaries of the Corporation (the “Assistant Secretaries”), in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in case of the Secretary’s absence or disability. The assistant treasurers of the Corporation (the “Assistant Treasurers”), in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of the

Treasurer’s absence or disability. The Assistant Secretaries and Assistant Treasurers shall also perform the duties that may be delegated to them by the Secretary and Treasurer, respectively, and also the duties that the Board may prescribe.
8.08 Duties of Officers May be Delegated. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.
ARTICLE IX
SPECIAL CORPORATE ACTS
9.01    Orders for Payment of Money. All checks, drafts, notes, bonds, bills of exchange, and orders for payment of money of the Corporation shall be signed by the Chief Executive Officer, the President, any Vice President, the Treasurer or such officer or officers or any other person or persons that the Board may from time to time designate.
9.02 Contracts and Conveyances. The Board may in any instance designate the officer(s) and/or agent(s) who shall have authority to execute any contract, conveyance, mortgage, or other instrument on behalf of the Corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairperson of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer, or any one of them, may execute the instrument in the name and on behalf of the Corporation and may affix the corporate seal, if any, to it.
9.03    Voting Securities. Unless otherwise directed by the Board, the Chief Executive Officer, the President, any Vice President, the Secretary and any Assistant Secretary shall have full power and authority on behalf of the Corporation to act and to vote (grant a proxy to vote) on behalf of the Corporation, in accordance with any Shareholder Agreements, at any meetings of security holders of corporations, limited liability companies and other entities in which the Corporation holds securities, and to execute in the name or on behalf of the Corporation one or more consents in lieu of meetings of such security holders. The Board by resolution from time to time may confer like power upon any other person or persons.
ARTICLE X
BOOKS AND RECORDS
10.01 Maintenance of Books and Records. The proper officers and agents of the Corporation shall keep and maintain the books, records, and accounts of the Corporation’s business and affairs, minutes of the proceedings of its Shareholders, Board, and committees, if any, and the stock ledgers and lists of Shareholders, as the Board shall deem advisable and as shall be required by the laws of the state of Michigan and other states or jurisdictions empowered to impose such requirements. Books, records, and minutes may be kept within or without the state of Michigan in a place that the Board shall determine.

10.02 Reliance on Books and Records. In discharging his or her duties, a director or an officer of the Corporation, when acting in good faith, may rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:
(a)one or more directors, officers, or employees of the Corporation, or of a subsidiary or controlled affiliate of the Corporation, whom the director or officer reasonably believes to be reliable and competent in the matters presented;
(b)legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person’s professional or expert competence; or
(c)a committee of the Board, if the director or officer reasonably believes the committee merits confidence.
A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes such reliance unwarranted.
10.03 Inspection of Book and Records. Subject to any Shareholder Agreements, any Shareholder of record, in person or by attorney or other agent, shall, upon written demand stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's Share ledger, a list of its securityholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a Shareholder. Subject to any Shareholder Agreements, in every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Shareholder. The demand shall be directed to the Corporation at its registered office in the State of Michigan or at its principal place of business.
ARTICLE XI
INDEMNIFICATION
11.01 Indemnification. Subject to all of the other provisions of this Article XI, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, including any appeal, by reason of the fact that the person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, partner, trustee, employee, fiduciary or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations, against expenses (including actual and reasonable attorney fees and disbursements), judgments, penalties, fines and amounts paid in settlement and incurred by him or her in connection with such action, suit, or proceeding, in each case to the maximum extent permitted by the Michigan Business Corporation Act (the “MBCA”). The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any person otherwise entitled to indemnification hereunder (a) did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, (b) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful, or (c) received a financial benefit to which he or she is not entitled, intentionally inflicted harm on the Corporation or its Shareholders, violated Section 551 of the MBCA or intentionally committed a criminal act.
11.02 Expenses of Successful Defense. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 11.01, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the director or officer shall be indemnified against actual and reasonable expenses (including attorney fees) incurred by the person in connection with the action, suit, or proceeding and any action, suit, or proceeding brought to enforce the mandatory indemnification provided by this Section 11.02.
11.03 Definitions. For purposes of this Article XI only:
(a)“serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation that imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the Corporation or its shareholders;” and
(b)“independent director” shall have the meaning set forth in Section 107 of the MBCA.
11.04 Contract Right; Limitation on Indemnity. The right to indemnification conferred in this Article XI shall be a contract right and shall apply to services of a director or officer as an employee or agent of the Corporation as well as in the person’s capacity as a director or officer. No amendment of these Bylaws or the Articles of Incorporation shall eliminate or impair a right to indemnification or to advancement of expenses established herein or therein with respect to any action or omission occurring prior to such amendment. Except as otherwise expressly provided in this Article XI, the Corporation shall have no obligations under this Article XI to indemnify any person in connection with any proceeding, or part thereof, initiated by the person without authorization by the Board.
11.05 Determination That Indemnification Is Proper.
(a)    Except as provided in Section 11.05(b), any indemnification under Section 11.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct provided by applicable law, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. The determination and evaluation shall be made in any of the following ways:
(1)by a majority vote of a quorum of the Board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding;
(2)if the quorum described in clause (1) above is not obtainable, then by majority vote of a committee of directors duly designated by the Board and consisting solely of two or more directors who are not at the time parties or threatened to be made parties to the action, suit, or proceeding;
(3)by independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways: (i) by the Board or its committee in the manner prescribed in clause (1) or (2); or (ii) if a quorum of the Board cannot be obtained under clause (1) and a committee cannot be designated under clause (2), by the Board;
(4)by the Shareholders, but Shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the determination or evaluation; or
(5)by all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding.
(b)    If the Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the MBCA, the Corporation shall indemnify a director for the expenses and liabilities described in this paragraph without a determination that the director has met the standard of conduct set forth in the MBCA, but no indemnification may be made except to the extent authorized in Section 564c of the MBCA, if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its Shareholders, violated Section 551 of the MBCA, or intentionally violated criminal law. In connection with an action or suit by or in the right of the Corporation, indemnification under this Section 11.05(b) may be for expenses, including attorneys’ fees, actually and reasonably incurred. In connection with an action, suit or proceeding other than one by or in the right of the Corporation, indemnification under this Section 11.05(b) may be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.
11.06 Authorizations of Payment. Authorizations of payment under Section 11.01 shall be made in any of the following ways:
(a)    by the Board:
(1)    if there are two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum) or by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding;

(2)if the Corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum); or
(3)if there are no independent directors and fewer than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by the vote necessary for action by the Board in accordance with Section 5.07, in which authorization all directors may participate; or
(b)    by the Shareholders, but Shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.
11.07 Proportionate Indemnity.    If a person is entitled to indemnification under Section 11.01 for a portion of expenses, including attorney fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.
11.08 Expense Advance. The Corporation shall pay or reimburse the reasonable expenses incurred by a person referred to in Section 11.01 who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition (herein, an “advance”) of the proceeding if the person furnishes the Corporation a written undertaking executed personally, or on his or her belief, to repay the advance if it is ultimately determined by final judicial decision from which there is no further right to appeal that he or she did not meet the standard of conduct, if any, required by the MBCA for the indemnification of the person under the circumstances. The Corporation shall make an evaluation of reasonableness under this Section 11.08 as specified in Section 11.05, and shall make an authorization in the manner specified in Section 11.06, unless the advance is mandatory. The Corporation may make an authorization of advances with respect to a proceeding and a determination of reasonableness of advances or selection of a method for determining reasonableness in a single action or resolution covering an entire proceeding. A provision in the Articles of Incorporation, these Bylaws, a resolution by the Board or the Shareholders, or an agreement making indemnification mandatory shall also make advancement of expenses mandatory unless the provision specifically provides otherwise.
11.09 Non-Exclusivity of Rights. The indemnification or advancement of expenses provided under this Article XI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.
11.10 Indemnification of Employees and Agents of the Corporation and its Subsidiaries. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Any person serving, or who has served, as a director, officer, trustee or employee of another corporation or of a partnership, joint venture, limited liability company, trust, association or other enterprise, at least 50% of whose equity interests or assets are owned, directly or indirectly, by the Corporation (a "subsidiary" for this Article XI) shall be conclusively presumed to be, or to have been, serving in such capacity at the request of the Corporation.
11.11 Former Directors and Officers. The indemnification provided in this Article XI continues for a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of the person.
11.12 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify the person against the liability under these Bylaws or the laws of the state of Michigan. If the Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the MBCA, such insurance may be purchased from an insurer owned by the Corporation, but such insurance may insure against monetary liability to the Corporation or its Shareholders only to the extent to which the Corporation could indemnify the director under Section 11.05(b).
11.13 Changes in Michigan Law. If there is any change of the Michigan statutory provisions applicable to the Corporation relating to the subject matter of this Article XI, then the indemnification to which any person shall be entitled under this article shall be determined by the changed provisions, but only to the extent that the change permits the Corporation to provide broader indemnification rights than the provisions permitted the Corporation to provide before the change. Subject to Section 11.14, the Board is authorized to amend these Bylaws to conform to any such changed statutory provisions.
11.14 Amendment or Repeal of Article XI. No amendment or repeal of this Article XI shall apply to or have any effect on any director or officer of the Corporation for or with respect to any acts or omissions of the director or officer occurring before the amendment or repeal. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article XI in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article XI shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.
11.15 Enforcement of Rights. Any determination with respect to indemnification or payment in advance of final disposition under this Article XI shall be made promptly, and in any event within thirty days, after written request to the Corporation by the person seeking such indemnification or payment. If it is determined that such indemnification or payment is proper and if such indemnification or payment is authorized (to the extent such authorization is required)

in accordance with this Article XI, then such indemnification or payment in advance of final disposition under this Article XI shall be made promptly, and in any event within thirty days after such determination has been made, such authorization that may be required has been given and any conditions precedent to such indemnification or payment set forth in this Article XI, the Articles of Incorporation or applicable law have been satisfied. The rights granted by this Article XI shall be enforceable by such person in any court of competent jurisdiction.

ARTICLE XII
AMENDMENTS
12.01 Amendments. Subject to the provisions of any Shareholder Agreements, these Bylaws may be amended, altered, or repealed, in whole or in part, only by the Shareholders; provided, that notice of any meeting at which an amendment, alteration or repeal would be acted upon shall include notice of the proposed amendment, alteration or repeal.

ARTICLE XIII
DISTRIBUTIONS
13.01 Declaration. The Board may authorize, and the Corporation may make, distributions to its Shareholders in cash, property or Shares to the extent permitted by the Articles of Incorporation and the MBCA and subject to any dividend policy of the Corporation then in effect.
13.02 Fixing Record Dates for Dividends and Distributions. For the purpose of determining Shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase, redemption, or acquisition by the Corporation of any of its own Shares) or a share dividend, the Board may, at the time of declaring the dividend or distribution, set a record date no more than 60 days before the date of the dividend or distribution. If the Board does not set a record date, the record date shall be the date on which the Board adopts the resolution declaring the distribution or share dividend.
ARTICLE XIV
MISCELLANEOUS
14.01 Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each year.
14.02 Conflict with Applicable Law or Articles of Incorporation. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.
14.03 Inconsistent Provisions. These Bylaws (other than Article XI hereof) are subject in all respects to the provisions of any Shareholder Agreements. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of any Shareholder Agreement, any such Shareholder Agreement shall control to the maximum extent permitted by the MBCA.
14.04 Invalid Provisions. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.
* * *